                              NAPA NATIONAL BANCORP
                                 901 MAIN STREET
                             NAPA, CALIFORNIA 94559





                                 April 30, 1997


To Our Shareholders:

         You are cordially invited to attend the Annual Meeting of Shareholders of Napa National Bancorp, a California corporation (the "Company"), which will be held at 901 Main Street, Napa, California 94559 on Tuesday, June 17, 1997, at 8:00 A.M.

         You will be asked to elect as directors the ten individuals nominated by the Board of Directors. The attached Proxy Statement contains more detailed information about the nominees and any other matters regarding the meeting.

         Whether or not you plan to attend, please sign and return the accompanying proxy card in the postage-paid envelope provided as soon as possible so that your shares will be represented at the meeting. The Board of Directors recommends that you vote "FOR" each of the proposals listed on the proxy card. If you attend the meeting and ask to vote in person, you may withdraw your proxy at that time. It is important that your shares be represented.



                                                     W. Clarke Swanson, Jr.
                                                     Chairman of the Board

                              NAPA NATIONAL BANCORP
                                 901 MAIN STREET
                             NAPA, CALIFORNIA 94559

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                             TUESDAY, JUNE 17, 1997


To Our Shareholders:

         The Annual Meeting of Shareholders of Napa National Bancorp (the "Company"), a California corporation and bank holding company for Napa National Bank (the "Bank"), will be held at 901 Main Street, Napa, California on Tuesday, June 17, 1997 at 8:00 A.M. for the following purposes.

         1. To elect the following ten directors of the Company to serve until the next Annual Meeting of Shareholders and until their respective successors shall be elected and qualified:

         William A. Bacigalupi              C. Richard Lemon
         Dennis Groth                       Joseph G. Peatman
         E. James Hedemark                  A. Jean Phillips
         Michael D. Irwin                   George M. Schofield
         Brian J. Kelly                     W. Clarke Swanson, Jr.

         2. To ratify the appointment of Ernst & Young L.L.P. as the Company's independent public accountants for the 1997 fiscal year.

         3. To consider and transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

         Only shareholders of record at the close of business on April 22, 1997 are entitled to notice of and to vote at this meeting and any adjournment(s) thereof.

                  Provisions of the By-laws of the Company govern nominations for election of members of the Board of Directors, as follows:

         Nominations for election of members of the board of directors may be made by the board of directors or by any shareholder of any outstanding class of capital stock of the Company entitled to vote for the election of directors. Notice of intention to make any nominations (other than for persons named in the notice of the meeting at which such nomination is to be made) shall be made in writing and shall be delivered or mailed to the President of the Company by the later of the close of business twenty-one (21) days prior to any meeting of shareholders called for the election of directors or ten (10) days after the date of mailing of notice of the meeting to shareholder. Such notification shall contain the following information to the extent known to the notifying shareholder: (a) the name and address of each proposed nominee; (b) the number of shares of capital stock of the Company owned by each proposed nominee; (c) the name and residence address of the notifying shareholder; (d) the number of shares of capital stock of the Company owned by the notifying shareholder; (e) with the written consent of the proposed nominee a copy of which shall be furnished with the notification, whether the proposed nominee has ever been convicted of a pleaded nolo contendere to any criminal offense involving dishonesty or breach of trust, filed a petition in bankruptcy or been adjudged bankrupt. The notice shall be signed by the nominating shareholder and by the nominee. Nominations not made in accordance herewith shall be disregarded by the chairperson of the meeting, and upon his or her instruction, the inspectors of election shall disregard all votes cast for each such nominee. The restrictions set forth in this paragraph shall not apply to nomination of a person to replace a proposed nominee who has died or otherwise become incapacitated to serve as a director between the last day for giving notice hereunder and the date of election of directors if the procedure called for in this paragraph was followed with respect to the nomination of the proposed nominee. A copy of this paragraph shall be set forth in a notice to shareholders of any meeting at which directors are to be elected.

         All shareholders are cordially invited to attend the meeting in person. To ensure your representation at the meeting you are requested to date, execute and return the enclosed proxy card, without delay, in the enclosed postage-paid envelope whether or not you plan to attend. Any shareholder present at the meeting may vote personally on all matters brought before the meeting, in which event such shareholder's proxy will not be used.


                                    BY ORDER OF THE BOARD OF DIRECTORS
                                    C. RICHARD LEMON
                                    Secretary

Napa, California
April 30, 1997

         WHETHER OR NOT YOU PLAN TO ATTEND THIS MEETING, PLEASE MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

                                 PROXY STATEMENT

                          INFORMATION CONCERNING PROXY

         This statement is furnished in connection with the solicitation of proxies to be used by the Board of Directors of Napa National Bancorp (the "Company") at the Annual Meeting of Shareholders of the Company to be held at 901 Main Street, Napa, California on June 17, 1997, at 8:00 A.M., and at any adjournments or postponements thereof (the "Meeting").

         This Proxy Statement and the accompanying proxy are first being mailed to shareholders on or about April 30, 1997.

         A form of proxy for voting your shares at the Meeting is enclosed. Any shareholder who executes and delivers a proxy has the right to revoke it at any time before it is voted by filing with the Secretary of the Company an instrument revoking it or a duly executed proxy bearing a later date. In addition, the powers of the proxy holders will be revoked if the person executing the proxy is present at the Meeting and advises the Chairman of his election to vote in person. Where a signed proxy that does not contain voting instructions is submitted to the Company, the proxy holders will vote the shares represented by such proxy in favor of election of the nominees specified and in favor of any specified proposals unless such proxy is later revoked.

         The proxy also confers discretionary authority to vote the shares represented thereby on any matter that was not known at the time this Proxy Statement was mailed which may properly be presented for action at the Meeting, including but not limited to: approval of minutes of the prior annual meeting which will not constitute ratification of the actions taken at such meeting; action with respect to procedural matters pertaining to the conduct of the Meeting; and election of any person to any office for which a bona fide nominee is named herein if such nominee is unable to serve or for good cause will not serve.

         The enclosed proxy is being solicited by the Company's Board of Directors. The principal method of proxy solicitation for the Meeting will be by mail, although additional solicitation may be made by telephone, telegraph or personal visits by directors, officers and employees of the Company and its subsidiary, Napa National Bank (the "Bank"). The Company may, at its discretion, engage the services of a proxy solicitation firm to assist in the solicitation of proxies but has not done so as of April 30, 1997. The total expense of the Board of Directors' proxy solicitation for the Meeting will be borne by the Company and will include reimbursement paid to brokerage firms and others for their expenses in forwarding soliciting material and such expenses as may be paid to any proxy solicitation firm engaged by the Company.

                                VOTING SECURITIES

         Shareholders of record as of the close of business on April 22, 1997 (the "Record Date") will be entitled to notice of and to vote at the Meeting. As of such date, the Company had 762,000 shares of Common Stock outstanding.

         Each shareholder of record is entitled to one vote, in person or by proxy, for each share held on all matters to come before the Meeting, except that shareholders may have cumulative voting rights with respect to the election of directors. Pursuant to California law, no shareholder can cumulate votes unless prior to the voting at the Meeting, a shareholder has given notice of the shareholder's intention to cumulate the shareholder's votes at such Meeting and the nominee for which the shareholder intends to cumulate votes has properly been nominated. If any shareholder has given such notice, all shareholders may cumulate their votes for candidates in nomination. The Board of Directors does not, at this time, intend to give such notice or to cumulate the votes it may hold pursuant to the proxies solicited herein unless the required notice by a shareholder is given, in which event votes represented by proxies delivered pursuant to this Proxy Statement may be cumulated in the discretion of the proxy holders, in accordance with the recommendation of the Board of Directors. Therefore, discretionary authority to cumulate votes in such event is solicited in this Proxy Statement.

         Cumulative voting allows a shareholder to cast a number of votes equal to the number of directors to be elected (ten) multiplied by the number of votes held in his or her name on the Record Date. This total number of votes may be cast for one nominee or may be distributed among as many candidates as the shareholder desires.

         The ten candidates receiving the highest number of votes will be elected, whether or not votes are cumulated. The ratification of the appointment of Ernst & Young L.L.P. as the Company's independent public accountants for the 1997 fiscal year requires the approval of a majority of the shares of Common Stock present or represented by proxy and voting at the Meeting.

         Shares which abstain from voting and "broker non-votes" (shares as to which brokerage firms have not received voting instructions from their clients and therefore do not have the authority to vote at the Meeting) will be counted for purposes of determining a quorum. Abstentions or broker non-votes will not count as votes in favor of the election of directors, the ratification of the appointment of the Company's independent public accountant, or any other proposal.

                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT


         The following table sets forth information as of the Record Date pertaining to beneficial ownership of the Company's Common Stock by persons known to the Company to own 5% or more of the Company's Common Stock, current directors of the Company (all of whom are nominees to be elected to the Board of Directors), the Chief Executive Officer, the President and Chief Operating Officer, Chief Financial Officer and the Treasurer, and the Bank's Senior Vice President, Chief Credit Officer and the Executive Vice President, Branch Manager and all directors and executive officers1 of the Company and the Bank as a group. The information contained herein has been obtained from the Company's records, from information furnished directly by the individual or entity to the Company, or from various filings made by the named individuals with the Securities and Exchange Commission (the "SEC").

         The table should be read with the understanding that more than one person may be the beneficial owner or possess certain attributes of beneficial ownership with respect to the same securities. Therefore, careful attention should be given to the footnote references set forth in the column "Amount and Nature of Beneficial Ownership." In addition, shares issuable pursuant to options which may be exercised within 60 days of the Record Date are deemed to be issued and outstanding and have been treated as outstanding in calculating the percentage ownership of those individuals possessing such interest, but not for any other individuals. Thus, the total number of shares considered to be outstanding for the purposes of this table may vary depending upon the individual's particular circumstances. For additional information, see the section entitled "INFORMATION PERTAINING TO ELECTION OF DIRECTORS."


----------
/1/ As used throughout this Proxy Statement, the term "executive officer" refers to the Company's Chief Executive Officer, President and Chief Operating Officer, Chief Financial Officer and Treasurer and the Bank's Executive Vice President, Chief Credit Officer, Executive Vice President, Branch Manager, Senior Vice President, Sales Manager and Senior Vice President, Chief Information Officer.


                                                                   AMOUNT AND NATURE OF       PERCENT OF CLASS
               NAME AND ADDRESS OF BENEFICIAL OWNER/1/            BENEFICIAL OWNERSHIP/2/
William A. Bacigalupi                                                      10,200/3/               1.3%
Dennis D. Groth                                                             2,500/4/                 *
E. James Hedemark                                                           5,100/5/                 *
Richard W. Hemming                                                          7,500/6/                 *
Michael D. Irwin                                                           12,000/3/               1.6
Brian J. Kelly                                                             20,225/7/               2.6
C. Richard Lemon                                                           59,531/8/               7.7
Joseph G. Peatman                                                          10,125/3/               1.3
A. Jean Phillips                                                            5,100/5/                 *
George M. Schofield                                                        58,431/9/               7.6
W. Clarke Swanson, Jr.                                                    535,989/10/             69.4
James L. Wright                                                             7,800/6/                 *
Napa National Bancorp Stock Participation Plan (the "Stock Plan")          48,231/11/              6.3

All directors, nominees and executive officers as a group (15             687,270/12/             79.0
persons)

--------

* Indicates that the percentage of outstanding shares beneficially owned is less than one percent (1%).

/1/ The address for all persons is: c/o Napa National Bancorp, 901 Main Street, Napa, CA 94559. The Stock Plan's address is: Napa National Bancorp Stock Participation Plan, Mr. C. Richard Lemon, Co-Trustee, 901 Main Street, Napa, CA 94559.

/2/ Includes shares beneficially owned, directly and indirectly, together with associates. Subject to applicable community property laws and shared voting or investment power with a spouse, the persons listed have sole voting and investment power with respect to such shares unless otherwise noted.

/3/ Includes 10,000 shares which may be acquired upon the exercise of stock options.

/4/ Includes 2,500 shares which may be acquired upon the exercise of stock options.

/5/ Includes 5,000 shares which may be acquired upon the exercise of stock options.

/6/ Includes 7,500 shares which may be acquired upon the exercise of stock options.

/7/ Includes 20,000 shares which may be acquired upon the exercise of stock options.

/8/ Includes 10,000 shares which may be acquired upon the exercise of stock options. Includes 800 shares held in an individual retirement account. Includes 48,231 shares held in the Stock Plan of which Mr. Lemon is a co-trustee and with regard to which shares Mr. Lemon has shared voting and investment power. Mr. Lemon disclaims beneficial ownership as to the Stock Plan shares.

/9/ Includes 10,000 shares which may be acquired upon the exercise of stock options. Includes 48,231 shares held in the Stock Plan of which Mr. Schofield is co-trustee and with regard to which shares Mr. Schofield has shared voting and investment power. Mr. Schofield disclaims beneficial ownership as to the Stock Plan shares.

/10/ Includes 10,000 shares which may be acquired upon the exercise of stock options. Mr. Swanson may be deemed to be a "control person" of the Company within the meaning of the rules and regulations of the SEC by virtue of his positions with and ownership interest in the Company.

/11/ Voting and investment power over the shares beneficially owned by the Stock Plan is shared among its two co-trustees, Mr. Lemon and Mr. Schofield both of whom disclaim beneficial ownership of all of said shares.

/12/ Includes 108,500 shares which may be acquired within 60 days of the Record Date upon the exercise of stock options.

                        PROPOSAL 1: ELECTION OF DIRECTORS


         The By-laws of the Company provide that the number of directors of the Company may be no less than eight and no more than fifteen, with the exact number within such range to be fixed by amendment of the By-laws or by a resolution duly adopted by the shareholders or by the Board of Directors. The number of directors is presently fixed at ten.

         The persons named below, all of whom are currently members of the Company's Board of Directors, have been nominated for election as directors to serve until the next Annual Meeting and until their successors are duly elected and qualified. Votes will be cast in such a way as to effect the election of all nominees or as many as possible. If any nominee should become unable or unwilling to serve as a director, the proxies will be voted for such substitute nominees as shall be designated by the Board of Directors. The Board of Directors presently has no knowledge that any of the nominees will be unable or unwilling to serve. The ten nominees receiving the highest number of votes at the Meeting shall be elected.

         The following table sets forth certain information with respect to those persons nominated by the Board of Directors for election as directors, which information is based on data furnished by each such nominee.

                                                              PRINCIPAL OCCUPATION, BUSINESS
                                                 DIRECTOR     EXPERIENCE DURING PAST FIVE
NOMINEE                                 AGE      SINCE        YEARS AND OTHER INFORMATION
-------                                 ---      -----        ---------------------------

William A. Bacigalupi                   59       1990         President of Napa Garbage Services, Inc. and Napa
                                                              Valley and American Canyon Disposal Services, Inc.

Dennis D. Groth                         54       1996         President of Groth Vineyards & Winery.

Michael D. Irwin                        54       1987         Chief Financial Officer of the Company since 1989;
                                                              Executive Vice President and  Chief Financial Officer
                                                              of The Compass Group since 1993; Executive Vice
                                                              President and Chief Financial Officer of Bankmall
                                                              Inc. since 1996; Chief Financial Officer and Director
                                                              of Wild Planet Toys, Inc. since 1996.  Formerly Chief
                                                              Financial Officer of Swanson Management Company from
                                                              1988 to 1993.

E. James Hedemark                       48       1995         Financial consultant since 1994.  Formerly, Director
                                                              of ITT Federal Bank; President and Chief Executive
                                                              Officer of Napa Valley Bank from 1992 to 1993;
                                                              various positions at Bank of America from 1972 to
                                                              1992.

                                                              PRINCIPAL OCCUPATION, BUSINESS
                                                 DIRECTOR     EXPERIENCE DURING PAST FIVE
NOMINEE                                 AGE      SINCE        YEARS AND OTHER INFORMATION
-------                                 ---      -----        ---------------------------
Brian J. Kelly                          46       1988         Director of the Company since 1988; President and
                                                              Chief Operating Officer of the Company since 1992;
                                                              President and Chief Executive Officer of the Bank
                                                              since September 1989.

C. Richard Lemon                        54       1981         Secretary of the Company and the Bank, since 1982;
                                                              Attorney and Principal of Dickenson, Peatman &
                                                              Fogarty since 1979.

Joseph G. Peatman                       62       1994         Attorney and President of Dickenson, Peatman &
                                                              Fogarty since 1964; Director of the Gasser Foundation
                                                              since 1985.

A. Jean Phillips                        52       1995         Owner of Screaming Eagle Vineyard and Winery since
                                                              1986; Partner and owner of Phillips & Harris Land
                                                              Brokers since 1979.

George M. Schofield                     58       1990         President of George M. Schofield Co., financial
                                                              consultant since 1984; President of Unique Wines,
                                                              Inc. since 1984; Chief Financial Officer and Director
                                                              of Folie A Deux Winery since 1995; Director of
                                                              Delicato Vine since 1996; Director of Vintage
                                                              Directions since 1997.

W. Clarke Swanson, Jr.                  58       1987         Chairman of the Board of the Company since 1994;
                                                              Chief Executive Officer of the Company since 1988;
                                                              President of Swanson Vineyards and Winery since
                                                              1986.  Formerly, Chairman of Avery's of Bristol from
                                                              1986 to 1995.

         There is no family relationship among any of the Company's executive officers or directors (all of whom are nominees to be elected as directors).

         All the members of the Company's Board of Directors also serve as the directors of the Bank. Director Lemon also serves as the sole director of the Company's inactive and wholly-owned leasing subsidiary, Napa National Leasing Company ("Napa Leasing").

RECOMMENDATION OF THE BOARD OF DIRECTORS

         THE BOARD OF DIRECTORS INTENDS TO VOTE ALL PROXIES HELD BY IT IN FAVOR OF THE ELECTION OF EACH OF THE NOMINEES. YOU ARE URGED TO VOTE FOR PROPOSAL 1:
TO ELECT THE TEN NOMINEES SET FORTH HEREIN TO SERVE UNTIL THE NEXT ANNUAL MEETING OF SHAREHOLDERS AND UNTIL THEIR RESPECTIVE SUCCESSORS SHALL BE ELECTED AND QUALIFIED.

                   PROPOSAL 2: RATIFICATION OF APPOINTMENT OF
                         INDEPENDENT PUBLIC ACCOUNTANTS

         The firm of Ernst & Young L.L.P., which served the Company as independent public accountants since September 19, 1996, has been selected by the Audit Committee of the Board of Directors of the Company as the Company's independent public accountants for the 1997 fiscal year. Ernst & Young L.L.P. has no interest, financial or otherwise, in the Company. The Company's prior auditing firm was Deloitte & Touche L.L.P. Deloitte & Touche L.L.P. had audited the Company's financial statements for the years ended December 31, 1988, through December 31, 1995. Deloitte & Touche L.L.P. was dismissed on September 19, 1996. The decision to change auditors was recommended by the Company's Audit Committee and approved by the full Board of Directors.

         Deloitte & Touche L.L.P.'s report on the financial statements for the past two years did not contain an adverse opinion or a disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope, or accounting principles.

         During the Company's two most recent fiscal years and any subsequent interim period preceding the dismissal of Deloitte & Touche L.L.P. there were no disagreements with Deloitte & Touche L.L.P. on any matter of accounting principles or practices, financial statement disclosure, or auditing scope of procedure, which disagreement(s), if not resolved to the satisfaction of Deloitte & Touche L.L.P., would have caused it to make reference to the subject matter of the disagreement(s) in connection with its report on the Company's financial statements.

         During the Company's two most recent fiscal years and any subsequent interim period preceding Deloitte & Touche L.L.P.'s dismissal NONE OF THE FOLLOWING EVENTS OCCURRED:

         (A) Deloitte & Touche L.L.P.'s having advised the Company that the internal controls necessary for the Company to develop reliable financial statements do not exist;

         (B) Deloitte & Touche L.L.P.'s having advised the Company that information has come to Deloitte & Touche L.L.P.'s attention that has led it to no longer be able to rely on management's representations, or that has made it unwilling to be associated with the financial statements prepared by management;

         (C)(1) Deloitte & Touche L.L.P.'s having advised the Company of the need to expand significantly the scope of its audit, or that information has come to Deloitte & Touche L.L.P.'s attention during the Company's two most recent fiscal years and any subsequent interim period pending its dismissal, that if further investigated may (i) materially impact the fairness or reliability of either: a previously issued audit report or the underlying financial statements; or the financial statements issued or to be issued covering the fiscal period(s) subsequent to the date of the most recent financial statements covered by an audit report (including information that may prevent it from rendering an unqualified audit report on those financial statements), or (ii) cause it to be unwilling to rely on management's representations or be associated with the Company's financial statements, and (2) due to Deloitte & Touche L.L.P.'s dismissal, or for any other reason, Deloitte & Touche L.L.P. did not so expand the scope of its audit or conduct such further investigation; or

         (D)(1) Deloitte & Touche L.L.P.'s having advised the Company that information has come to Deloitte & Touche L.L.P.'s attention that it has concluded materially impacts the fairness or reliability of either (i) a previously issued audit report or the underlying financial statements, or (ii) the financial statements issued or to be issued covering the fiscal period(s) subsequent to the date of the most recent financial statements covered by an audit report (including information that, unless resolved to Deloitte & Touche L.L.P.'s satisfaction, would prevent it from rendering an unqualified audit report on those financial statements), and (2) due to Deloitte & Touche L.L.P.'s dismissal, the issue has not been resolved to Deloitte & Touche L.L.P.'s satisfaction prior to its dismissal.

         During the Company's two most recent fiscal years, and any subsequent interim period prior to engaging Ernst & Young L.L.P., neither the Company nor someone on its behalf consulted Deloitte & Touche L.L.P. regarding (i) either: the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company's financial statements and no written report was provided to the Company nor was any oral advice provided that the new accountant concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a "disagreement" (as defined in paragraph 304(a)(1)(iv) of the Securities and Exchange Commission's Regulation S-K and the related instructions to that paragraph) or a "reportable event" (as described in paragraph 304(a)(1)(v) of the Securities and Exchange Commission's Regulation S-K).

         A representative of Ernst & Young L.L.P. is expected to attend the Meeting with the opportunity to make a statement if he or she desires to do so and respond to appropriate questions from shareholders present at the Meeting.

         All Proxies will be voted for ratification of the appointment of Ernst & Young L.L.P., unless authority to vote for the ratification of such selection is withheld or an abstention is noted. If Ernst & Young L.L.P. should for any reason decline or be unable to act as independent public accountants, the Proxies will be voted for a substitute independent public accounting firm to be designated by the Audit Committee of the Board of Directors.

         RECOMMENDATION OF THE BOARD OF DIRECTORS

         THE BOARD OF DIRECTORS INTENDS TO VOTE ALL PROXIES HELD BY IT IN FAVOR OF THE RATIFICATION OF ERNST & YOUNG L.L.P. YOU ARE URGED TO VOTE FOR PROPOSAL 2: TO RATIFY THE APPOINTMENT OF ERNST & YOUNG L.L.P. AS THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS FOR THE 1997 FISCAL YEAR.

                 INFORMATION PERTAINING TO ELECTION OF DIRECTORS

COMMITTEES OF THE BOARD OF DIRECTORS; DIRECTOR ATTENDANCE

         The Board of Directors of the Bank maintains an Audit Committee which consists of the following individuals: Directors Hedemark, Irwin, Kelly, Peatman, and Swanson. The functions of the Audit Committee are to recommend the appointment of and oversee a firm of independent public accountants who audit the books and records of the Company for the fiscal year for which they are appointed, to approve each professional service rendered by such accountants, and to evaluate the possible effect of each such service on the independence of the Company's accountants. The Audit Committee met twelve times during 1996.

         During January 1996, the Company established a Compensation Committee which consists of Directors Peatman, Bacigalupi, Kelly, and Swanson. Mr. Peatman was appointed as the Chairman of the Committee. The function of the Compensation Committee is to review Director and Executive compensation and recommend to the Board of Directors both Director and Executive Officer Compensation packages. The Compensation Committee met one time during 1996.

         During 1996, the Company did not have a standing Nominating Committee. The Executive Committee of the Board of Directors of the Company performs the functions of this committee and consists of the following individuals: Directors Kelly and Swanson. The Executive Committee did not meet during 1996. Nominations by shareholders will be considered by the Executive Committee provided such nominations comply with the Company's By-laws and the notice provisions included in the Notice of Meeting which accompanies this Proxy Statement. This By-law provision is designed to give the Board of Directors advance notice of competing nominations, if any, and the qualifications of nominees, and may have the effect of precluding third-party nominations if not followed.

         The Board of Directors of the Company held 11 regular meetings and one special meeting during 1996. Each director of the Company attended at least 75% of the aggregate of: (i) the total number of meetings of the Board of Directors and (ii) the total number of meetings of committees of the Board on which he or she served (during the period for which he or she served).

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934, as amended, (the "Exchange Act") requires the Company's directors and executive officers and persons who own more than ten percent of a registered class of the Company's equity securities to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten percent shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

         To the Company's knowledge, based solely on a review of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 1996, all Section 16(a) filing requirements applicable to its officers, Directors and 10% shareholders were complied with, except for Dennis Pedisich, Senior Vice President, Sales Manager, James L. Wright, Executive Vice President, Branch Manager, and Dale A. Brain, Senior Vice President, Chief Information Officer. Each of these individuals became executive officers during 1996 and therefore were required to file a Form 3 disclosing beneficial ownership of the Company. Each of these filings were late, however, they have all been filed prior to the mailing date of this proxy statement.

EXECUTIVE OFFICERS

         In addition to Directors Irwin, Kelly and Swanson, discussed above, executive officers during 1996 included Joan E. Heinitz, Richard W. Hemming, James L. Wright, Dennis Pedisich and Dale A. Brain. Ms. Heinitz was the Treasurer/Cashier and Assistant Corporate Secretary of the Company since 1991 and the Executive Vice President and Chief Administrative Officer of the Bank since 1994. Prior to that time, Ms. Heinitz was the Senior Vice President and Director of Administration and Finance for the Bank from 1991 through 1993. She was the Chief Financial Officer at Suisun Valley Bank from 1986 to 1990. Ms. Heinitz resigned from her position with the Company and the Bank on March 7, 1997.

         Mr. Hemming became the Bank's Executive Vice President and Chief Credit Officer in 1994. Prior to that time, Mr. Hemming served as Senior Vice President and Senior Credit Officer of the Bank from July, 1993. Beginning in March, 1997, Mr. Hemming assumed the role of Senior Vice President, Asset Portfolio Manager. Mr. Hemming had previously been Senior Vice President of Napa Valley Bank for approximately ten months and Vice President and Credit Administrator for Bank of America from 1984 to 1992.

         Mr. Wright serves as the Bank's Executive Vice President, Branch Manager at its St. Helena office and has been in that position since 1989. During 1996, Mr. Wright began serving as an executive officer of the Bank. Prior to joining the Bank, Mr. Wright served in a variety of management positions with Bank of America from 1970 to 1984.

         Mr. Pedisich joined the Bank in May, 1996 as its Senior Vice President, Sales Manager. Prior to that, Mr. Pedisich served in a variety of positions with Bank of America from 1983 to 1996 and held a variety of positions with Crocker National Bank from 1977 to 1983.

         Mr. Brain became the Bank's Senior Vice President and Chief Information Officer in November, 1996. Prior to that time, Mr. Brain was Manager, Planning & Control at Kaiser Permanente Medical from 1992 to 1996. Mr. Brain had previously been in a variety of management positions with Bank of America from 1969 to 1992.

         In March, 1997, the Bank continued to broaden its senior management level and hired Frederick C. Hoey. Mr. Hoey became the Bank's Senior Vice President and Chief Credit Officer. Prior to joining the Bank, Mr. Hoey was with American Investors Company since 1996, with Westamerica Bancorporation as a Vice President from 1992 to 1996, and in a variety of management positions with various financial institutions prior to 1992.

                             EXECUTIVE COMPENSATION

                  The following Summary Compensation Table sets forth for service in all capacities to the Company and the Bank for the periods indicated the compensation with respect to the Chief Executive Officer and those executive officers whose salary and bonus exceeded $100,000 in 1996.

                           SUMMARY COMPENSATION TABLE

                                                                   Annual Compensation
                                                                   -------------------

           Name and                                                              Other Annual            All Other
       Principal Position           Year         Salary           Bonus        Compensation (1)        Compensation
       ------------------           ----         ------           -----        ----------------        ------------

W. Clarke Swanson, Jr., CEO       1996           $125,300(2)    $     0             $ 2,700               $       0
                                  1995             46,600(2)          0                 441                       0
                                  1994              5,100(2)          0                   0                       0

Brian J. Kelly, President and     1996           $135,000(3)    $20,500             $ 8,834                  12,788(4)(5)
COO                               1995            115,000(3)     27,682               8,834                   6,900   (4)
                                  1994            112,044(3)          0               8,530                   6,673   (4)

Joan E. Heinitz, Treasurer        1996           $ 90,170(3)    $10,000             $ 6,000               $   5,145(4)(5)
                                  1995             83,834(3)     12,000               6,000                   5,453   (4)
                                  1994             75,837(3)      3,000                   0                   5,200   (4)

Richard W. Hemming, Executive     1996           $ 87,125(3)    $ 3,750             $ 6,000               $  10,079(4)(5)
Vice President and Chief Credit   1995             84,667(3)      6,000               6,000                   7,748(4)(5)
Officer of the Bank               1994             82,920(3)      1,000               4,600                      -0-

James L. Wright, Executive Vice   1996           $ 85,000(3)    $10,654             $ 6,000                 $ 3,400   (4)
President and Branch Manager of   1995             85,000(3)      4,054               6,000                   1,629   (4)
the Bank                          1994             85,000(3)         -0-              6,000                      -0-
-------


(1) Consists of country club membership for Mr. Swanson in the amount of $2,700; country club membership and auto allowance for Mr. Kelly in the amount of $2,880 and $5,954, respectively; auto allowance for Ms. Heinitz in the amount of $6,000; auto allowance for Mr. Hemming in the amount of $6,000; and auto allowance for Mr. Wright in the amount of $6,000.

(2) Includes payments for attending meetings of the Directors' Committees and Board.

(3) Includes amounts contributed by Mr. Kelly, Ms. Heinitz, Mr. Hemming, and Mr. Wright to the Stock Plan.

(4) Consists of contributions by the Company to the Stock Plan for the benefit of Mr. Kelly, Ms. Heinitz, Mr. Hemming, and Mr. Wright.

(5)  Includes vacation pay for Mr. Kelly, Ms. Heinitz, and Mr. Hemming.

         The following table sets forth the options exercised in 1996 and the December 31, 1996, unexercised value of both vested and unvested options for the Company's Chief Executive Officer and those executive officers of the Company whose salary and bonus exceeded $100,000 in 1996.

          AGGREGATE OPTION EXERCISES AND FISCAL YEAR-END OPTION VALUES

                                                 Number of Shares of Common         Value of Unexercised
                                                Stock Underlying Unexercised        In-The-Money Options
                                                Options at December 31, 1996      at December 31, 1996 (1)
                                                ----------------------------    ----------------------------

                    Shares Acquired   Value
        Name         on Exercise     Realized   Exercisable    Unexercisable    Exercisable    Unexercisable
        ----        --------------   --------   -----------    -------------    -----------    -------------

W. Clarke
  Swanson, Jr., CEO          0          0           10,000             0         $ 75,000              0

Brian J. Kelly,
President and COO            0          0           20,000             0          149,100              0

Joan E. Heinitz,
  Treasurer                  0          0            8,000             0           60,000              0

Richard W. Hemming,
Executive Vice
President and Chief
Credit Officer of
the Bank                     0          0            7,500             0           56,250              0

James L. Wright,
Executive Vice
President and
Branch Manager of
the Bank                     0          0           15,000(2)          0          112,500              0

--------

(1) Fair market value of the Company's common stock was $15.50 per share on December 31, 1996.
(2)   In February, 1997, Mr. Wright exercised 7,500 options.

COMPENSATION OF DIRECTORS

         The 1996 Director compensation package included paying each director $200 for every board or committee meeting he or she attends. Mr. Kelly, as a full-time employee of the Company, does not receive director compensation. Chairpersons for the committees receive $300 for each meeting they chair. This fee structure is intended to compensate the Chairpersons for their additional time and effort required in fulfilling this role. This fee schedule was effective for all of 1996. During 1996, the Board of Directors as a group received a total of $85,400 for attendance at all meetings.

         In January, 1997, the Board of Directors of the Company left the Director compensation package unchanged from the 1996 plan. For additional information concerning compensation payable to Mr. Swanson during 1996, see the section below entitled "Compensation Committee Interlocks and Insider Participation."

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

         The Company's executive compensation is determined by the Compensation Committee of the Board of Directors. The Compensation Committee meets as necessary to address a variety of different matters. Compensation decisions are determined by this Committee annually during the first quarter of each year. Compensation changes are effective retroactively from January of the year in which those changes were made for the following twelve-month period of time. Stock options, if applicable, are awarded after the Company's Annual Shareholders Meeting, which is generally held during the second quarter. Compensation for a newly-hired executive officer may be established by the Compensation Committee at any of its meetings.

         The Compensation Committee believes that compensation of the Company's executive officers should be sufficient to attract and retain highly qualified personnel and also provide meaningful incentives for measurably superior performances. The Company seeks to reward achievement of both long- and short-term performance goals measured by growth in total assets, loans and deposits and improvements in gross margins and net income. Additionally, the Compensation Committee seeks to set executive compensation at levels of comparable financial institutions in the company's general service area. With this intent in mind, the Compensation Committee reviews peer group salary data prior to setting the yearly executive base salary level. The Compensation Committee also seeks guidance and recommendations from an independent compensation advisor prior to finalization of this base salary.

         The Company's Chief Executive Officer, W. Clarke Swanson, Jr., received a base salary of $108,000 in 1996. In addition, Mr. Swanson's compensation consists of paid membership in a country club and directors' fees. As Chairman of the Directors' Loan Committee, Mr. Swanson received $300 for each meeting that he chaired. The Directors' Loan Committee meets approximately 45 times per year. There is no relationship between Mr. Swanson's performance and his compensation. The total compensation package received by Mr. Swanson during 1996 is detailed in the preceding Summary Compensation Table.

         The Company's President and Chief Operating Officer, Brian J. Kelly, joined the Company in September, 1989. Mr. Kelly has brought with him an extensive amount of banking expertise specific to the primary customer base of the Company. His compensation has been designed to recognize this experience and is in keeping with the Company's compensation policies. During 1996, he received a base salary which the Committee believes is comparable to similar financial institutions in the Company's service area. Mr. Kelly also has use of an automobile and receives related allowance and a country club membership. Mr. Kelly's annual compensation increases are tied to both the Company's and his personal performance. The total compensation received by Mr. Kelly in 1996 is detailed in the preceding Summary Compensation Table.

         The members of the Compensation Committee are:  Joseph G. Peatman
                                                         William A. Bacigalupi
                                                         Brian J. Kelly
                                                         W. Clarke Swanson, Jr.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         Directors Lemon and Peatman are directors of the Bank and of the Company. Both are shareholders in Dickenson, Peatman & Fogarty, a Professional Law Corporation, which provided legal services to the Company and the Bank during 1996 and which expects to provide legal services during 1997. Mr. Peatman serves on the Compensation Committee of the Company and performs equivalent functions for Dickenson, Peatman & Fogarty.

         During January 1996, the Company established a Compensation Committee which consists of Directors Peatman, Bacigalupi, Kelly and Swanson. Mr. Peatman was appointed the Chairman of the Committee. At its January 1996 meeting, the Compensation Committee reviewed the contributions of the Company's Chairman and Chief Executive Officer, Mr. Swanson, and proposed that, in light of his continuing contributions to the Bank, in addition to his duties as a director, he would be awarded a Bank salary of $108,000 for the 1996 fiscal year. The Board of Directors of the Bank approved the Compensation Committee proposal at its February 1996 meeting. Mr. Swanson did not participate in the consideration of this matter.

         One of the functions of the Compensation Committee is to recommend a Bank salary for the President and Chief Operating Officer, Mr. Kelly. Mr. Kelly does not participate in the consideration of this matter.

PERFORMANCE GRAPH

         The following graph compares the Company's cumulative total return to shareholders during the past five years with that of the Standard & Poor's 500 Composite Stock Index ("S&P") and Montgomery Securities' Unlisted Independent Bank Proxy ("UIBP"). The stock price performance shown on the following graph is not necessarily indicative of future performance of the Company's stock.

                        [PERFORMANCE GRAPH APPEARS HERE]


                                                                    PERIOD ENDING
                                              ----------------------------------------------------------
Index                                         12/31/91  12/31/92  12/31/93  12/31/94  12/31/95  12/31/96
--------------------------------------------------------------------------------------------------------
Napa National Bancorp                          100.00    100.00    100.00     112.50    181.25    199.99
S&P 500                                        100.00    107.62    118.47     120.03    165.13    202.89
Unlisted Independent Bank Proxy                100.00    102.52    127.23     124.51    155.28    210.03

Prices and dividends for the period 1991-1996 were provided by Napa National Bancorp.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

PURCHASE RIGHT

         In 1987, Mr. Swanson acquired 300,701 shares of the Company's common stock ("Common Stock") through a tender offer at $11.00 per share (the "Tender Offer"), net to the sellers in cash. The Tender Offer was made pursuant to the terms of an agreement with the Company, dated as of February 5, 1987 (the "Purchase Agreement").

         As disclosed to shareholders in materials related to the Tender Offer, the Purchase Agreement provides, among other things, certain protections against dilution of Mr. Swanson's stock ownership by requiring that if the Company should desire to issue any Equity Securities (as defined below), it shall give Mr. Swanson the first right to purchase (the "Purchase Right") a portion of such Equity Securities up to an amount which will enable Mr. Swanson to maintain the same percentage of ownership of the outstanding Common Stock as held by Mr. Swanson on the date immediately following his purchases in the Tender Offer (i.e., 60.14%). In the event that the number of shares of Common Stock owned by Mr. Swanson should decline due to Mr. Swanson's failure to purchase shares pursuant to such right or sales of shares of Common Stock by Mr. Swanson, the Purchase Agreement provides that the Purchase Right entitles Mr. Swanson to purchase a new portion of new issuances of Equity Securities up to an amount which will enable Mr. Swanson to maintain his percentage ownership of the outstanding Common Stock as computed immediately prior to each issuance of such Equity Securities.

         The Purchase Right also applies to issuances of Equity Securities to employees, officers and directors under stock option plans approved by the Board of Directors of the Company, provided, however, that Common Stock shall be deemed to have been issued only upon the exercise of an employee stock option. The Purchase Agreement further states that if Mr. Swanson has a right to purchase Common Stock due to the exercise of a stock option by an employee, officer or director of the Company, the purchase price of such Common Stock purchasable by Mr. Swanson shall be equal to the exercise price of such option.

         The term "Equity Securities" is defined in the Purchase Agreement to mean Common Stock, rights, options (except stock options issued pursuant to stock option plans), warrants to purchase Common Stock, any security other than Common Stock having voting rights in the election of the Board of Directors which are not contingent upon a failure to pay dividends, any security convertible into or exchangeable for any of the foregoing, and any agreement or commitment to issue any of the foregoing.

         The Purchase Right terminates when Mr. Swanson ceases to own in excess of 10% of the then outstanding shares of Common Stock.

INDEBTEDNESS OF MANAGEMENT

         Some of the Company's directors and executive officers, as well as their immediate family and associates, are customers of, and have had banking transactions with, the Bank in the ordinary course of the Bank's business, and the Bank expects to have such ordinary banking transactions with these persons in the future. In the opinion of management of the Bank, all loans and commitments to lend included in such transactions were made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing for comparable transactions with other persons of similar creditworthiness, and did not involve more than a normal risk of collectibility or present other unfavorable features. Although the Bank does not have any limits on the aggregate amount it would be willing to lend to directors and officers as a group, loans to individual directors and officers must comply with the Bank's respective lending policies and statutory lending limits, and prior approval of the Bank's Board of Directors is required for these types of loans.

                              SHAREHOLDER PROPOSALS

         Any shareholder desiring to submit a proposal for action at the 1998 Annual Meeting of Shareholders that the shareholder desires to be presented in the Company's Proxy Statement with respect to such meeting, should submit such proposal to the Company at its principal place of business no later than December 31, 1997.

                                    FORM 10-K

         If any shareholder would like a copy of the Company's Annual Report to the SEC on Form 10-K, for the fiscal year ended December 31, 1996, including financial statements and financial statement schedules, it may be obtained without charge. Exhibits to the Form 10-K will be furnished upon payment of reasonable charges. Written requests should be directed to Napa National Bancorp, 901 Main Street, Napa, CA 94559.

                                  OTHER MATTERS

         Management is not aware of any other matters to come before the Meeting. If any other matter not mentioned in this Proxy Statement is brought before the Meeting, the persons named in the enclosed form of proxy will have discretionary authority to vote all proxies with respect thereto in accordance with their judgment.

                                           By Order of the Board of Directors
                                           C. Richard Lemon, Secretary

Dated:  April 30, 1997
Napa, California

PROXY                                                                      PROXY

                             NAPA NATIONAL BANCORP
  PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF NAPA NATIONAL BANCORP
             FOR THE ANNUAL MEETING OF SHAREHOLDERS, JUNE 17, 1997

The undersigned holder of Common Stock acknowledges receipt of a copy of the Notice of Annual Meeting of Shareholders of Napa National Bancorp and the accompanying Proxy Statement dated April 30, 1997, and revoking any proxy heretofore given, hereby constitutes and appoints Michael D. Irwin, Brian J. Kelly and C. Richard Lemon, and each of them, each with full power of substitution, as attorneys, agents and proxies to represent and vote, as designated on the reverse side, all shares of Common Stock of Napa National Bancorp (the "Company"), which the undersigned would be entitled to vote at the Annual Meeting of Shareholders of the Company to be held at 901 Main Street, Napa, California 94559 on Tuesday, June 17, 1997, at 8:00 A.M., or at any postponement or adjournment thereof, upon the matters set forth in the Notice of Annual Meeting of Shareholders and Proxy Statement and upon such other business as may properly come before the meeting or any postponement or adjournment thereof. All properly executed proxies will be voted as indicated.

                 (CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)

                                                             Please mark
                                                            your votes as
                                                            indicated in   [X]
                                                            this example.

---
THIS PROXY IS SOLICITED BY, AND ON BEHALF OF, THE BOARD OF DIRECTORS OF THE COMPANY AND MAY BE REVOKED PRIOR TO ITS EXERCISE.

1. To elect as Directors the nominees set forth below.
   FOR ALL nominees listed                       WITHHOLD AUTHORITY
   below (except as marked                  to vote for all nominees
    to the contrary below).                        listed below.
         [ ]                                             [ ]

INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE LIST BELOW. ANY PROXY WHICH DOES NOT WITHHOLD AUTHORITY TO VOTE FOR THE ELECTION OF ANY NOMINEE SHALL BE DEEMED TO GRANT SUCH AUTHORITY.

Nominees:  William A. Bacigalupi      C. Richard Lemon
           Dennis Groth               Joseph G. Peatman
           E. James Hedemark          A. Jean Phillips
           Michael D. Irwin           George M. Schofield
           Brian J. Kelly             W. Clarke Swanson, Jr.

2. To ratify the appointment of Ernst & Young LLP as independent public accountants for the Company's 1997 fiscal year.

       FOR              AGAINST             ABSTAIN
       [ ]                [ ]                 [ ]


3. IN THEIR DISCRETION, THE PROXY HOLDERS ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THIS MEETING, OR AT ANY POSTPONEMENT OR ADJOURNMENT THEREOF.

I/We do [_] or do not [_] expect to attend this meeting.

-------------------------------------------------------------------------------
Number of Common Shares

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS NOMINATED BY THE BOARD OF DIRECTORS AND "FOR" RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT PUBLIC ACCOUNTANTS OF THE COMPANY FOR 1997. WHEN THE PROXY IS PROPERLY EXECUTED, SHARES REPRESENTED BY THE PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS GIVEN IN THE PROXY, SHARES REPRESENTED BY THE PROXY WILL BE VOTED "FOR" THE ELECTION OF DIRECTORS NOMINATED BY THE BOARD OF DIRECTORS, "FOR" RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT PUBLIC ACCOUNTANTS OF THE COMPANY FOR 1997, AND, IN THE DISCRETION OF THE PROXY HOLDERS, ON ALL OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE MEETING, OR AT ANY POSTPONEMENT OR ADJOURNMENT THEREOF.




Signature(s) ____________________________ Date ________________________________
Please mark, date and sign exactly as your name(s) appear(s) above. When signing as attorney, executor, administrator, trustee or guardian, please give full title. If there is more than one trustee, all should sign. All joint owners must sign. WHETHER OR NOT YOU PLAN TO ATTEND THIS MEETING, PLEASE SIGN AND RETURN THIS PROXY AS PROMPTLY AS POSSIBLE IN THE ENCLOSED POSTAGE-PAID ENVELOPE.